UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2020

Monroe Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00866	27-4895840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 258-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share 5.75% Notes due 2023	MRCC MRCCL	The Nasdaq Global Select Market The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. Other Events.

As previously reported, on May 12, 2017, Monroe Capital Corporation (the “Company”) entered into separate equity sales agreements (the “Equity Distribution Agreements”) with JMP Securities LLC and B. Riley FBR, Inc. (as successor by merger to FBR Capital Markets & Co.), pursuant to which the Company may, but has no obligation to, issue and sell up to $50.0 million worth of its common stock, par value $0.001 per share (the “Shares”), in amounts and at times to be determined by the Company. Under the Equity Distribution Agreements, sales of the Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act of 1933, as amended. As of May 8, 2020, approximately $2.5 million of the Shares have been sold. On May 8, 2020, the Company entered into two separate amendments to the Equity Distribution Agreements (the “Amendments”) to extend the term of the agreements until all of the remaining Shares are sold or the agreements are earlier terminated.

The description of the Amendments is not complete and is qualified in its entirety by reference to the full text of the Amendments, which are filed as Exhibit 1.1 and Exhibit 1.2 to this Current Report and are incorporated herein by reference. The Equity Distribution Agreements were previously filed on May 12, 2017 as Exhibit (h)(3) and Exhibit (h)(4) to the Company’s registration statement on Form N-2 (File No. 333-216665) (the “Registration Statement”), and are incorporated herein by reference.

The Shares will be offered pursuant to the prospectus supplement dated May 8, 2020 and an accompanying prospectus included in the Registration Statement. This Current Report shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Copies of the consent of RSM US LLP and the report of RSM US LLP regarding the Company’s senior securities table as of December 31, 2019 are filed as Exhibit 23.1 and Exhibit 23.2, respectively, to this Current Report and are incorporated by reference into the Registration Statement.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Amendment No. 1 to Amended and Restated At Market Issuance Sales Agreement, dated May 8, 2020, by and between the Company and JMP Securities LLC
1.2	Amendment No. 1 to Amended and Restated At Market Issuance Sales Agreement, dated May 8, 2020, by and between the Company and B. Riley FBR, Inc.
23.1	Consent of RSM US LLP
23.2	Report of RSM US LLP Regarding the Senior Securities Table

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL CORPORATION

By:	/s/ Aaron D. Peck
Name: Aaron D. Peck
Title: Chief Financial Officer

Dated: May 8, 2020